EXHIBIT 10.12

PCTEL, INC.

AMENDED AND RESTATED SALES COMPENSATION PLAN

Prepared specifically for:

Arnt Arvik

FY 2019

PCTEL, Inc.

2019 Sales Compensation Plan

EXHIBIT 10.12

I.	Introduction

This PCTEL Sales Compensation Plan (the “Plan”) has been designed by the Company (as hereinafter defined) to:

▪	Align sales compensation with corporate profitability;
▪	Motivate, incent and reward sales behavior in order to achieve PCTEL’s corporate and financial objectives; and
▪	Provide a compensation plan that is equitable and consistent across regions and product lines.

This Plan supersedes all prior sales compensation plans and any discussions or verbal agreements to the contrary between Participant and the Company.

II.	Definitions

Adjusted EBITDA – Adjusted EBITDA is GAAP operating profit excluding stock compensation expenses, amortization of intangible assets, depreciation, restructuring charges, impairment charges, gain/loss on sale of product lines, and expenses included in GAAP operating profit to the extent their recovery is recorded below operating profit.

Base Salary – Base Salary is the amount payable to Participant as non-variable compensation for services rendered to the Company.  It is determined by Company management on an annual basis.

CEO – Chief Executive Officer

CFO – Chief Financial Officer

Commission – Commission is a portion of the variable compensation payable to Participant and is related to sales to customers.  It is calculated in accordance with Section V below.

Commission Payout Factor – Commission Payout Factor has the meaning set forth in Section V(a).

Commissionable Revenue – Revenue earned by the Company (determined in accordance with GAAP) from sales of products, services, NRE, maintenance charges, royalties and training charges, excluding freight, loans, interest charges, and other similar charges.

Company – PCTEL, Inc. and its subsidiaries

EBITDA Goal – EBITDA Goal has the meaning set forth in Section V(b).

EBITDA Payout Factor – EBITDA Payout Factor has the meaning set forth in Section V(b).

GAAP – Generally Accepted Accounting Principles in the United States of America

Individual Quota – Company management assigns an Individual Quota that represents the total anticipated Commissionable Revenue that management expects Participant to generate based upon the accounts assigned to Participant.  Your Individual Quota is set forth on Attachment A.

Participant – The sales professional for whom this Plan is prepared and whose name is found on the cover page of this Plan.

Plan – Plan has the meaning assigned in Section I.

PCTEL, Inc.

2019 Sales Compensation Plan

EXHIBIT 10.12

Plan Administrators – The Plan Administrators are the CEO, CFO and Vice President-Corporate Resources.

Plan Year – The Plan Year is January 1, 2019 through December 31, 2019.

Quota Assignment Statement – The Quota Assignment Statement is the statement in the form of Attachment A signed by the Company and Participant defining the amount of the Individual Quota, Target Commission, Target Adjusted EBITDA and target total variable compensation.

Sales Team – The Sales Team refers to all sales personnel who report directly or indirectly to Participant.

Target Commission – The Target Commission, as identified in Attachment A, is the percentage of Base Salary that Participant is anticipated to earn as Commission if Participant achieves his Individual Quota.

III.	General

(a) Plan Administration.  The Plan Administrators will manage the Plan and have full discretion to construe and interpret the terms of the Plan, determine eligibility to participate in the Plan, and determine whether Commission is payable under the Plan. The determination of the Plan Administrators is final and binding.

(b) Adjustments.  PCTEL reserves the right, without notice, to make any adjustments or revisions to the Plan; provided, however, in the event of any adjustment to the information on the Quota Assignment Statement after execution thereof, an amended Plan will be prepared and must be signed by all parties in order to become effective.

(c) Termination of Employment.  The final amount of Commission due to Participant upon termination of employment is the Commission earned as provided in this Plan up to and including the termination date.

(d) Participation. Plan participants are not eligible for any other management bonus or similar plan offered by the Company.

IV.	Quota

(a) Individual Quota. At the beginning of each fiscal year, the Plan Administrators will specify on a Quota Assignment Statement for each member of the Sales Team, including Participant, the applicable Individual Quota and Target Commission.  The Plan Administrators have assigned Participant, as Chief Sales Officer, an Individual Quota equal to the total target revenue of the Company, as approved by the Board of Directors in the Company’s 2019 financial plan.

(b) Modifications due to Product Discontinuation.  During the fiscal year, Company may discontinue products previously sold by the Sales Team, which may impact Participant’s ability to reach his Individual Quota.  For example, this can occur when a product is discontinued as a result of insufficient sales, for lack of component parts, or as a result of the sale of business segment offering the product.  If, based upon sales by the Sales Team of such discontinued product in the current and/or prior fiscal year, the discontinuation of the product could have a material effect on Participant’s ability to meet the Individual Quota, the Plan Administrators will determine in good faith whether Participant’s Individual Quota should be adjusted accordingly.

PCTEL, Inc.

2019 Sales Compensation Plan

EXHIBIT 10.12

V.	Variable Compensation; Commission

Variable Compensation: Participant’s variable compensation for 2019 will be comprised of two components: (i) Commission, and (ii) 2019 Adjusted EBITDA.

(a) Commission Earned: Commission is calculated based upon the amount of Commissionable Revenue generated by the Sales Team during the 2019 fiscal year.

(1) Returns and Credits:  In the event that a product for which the Sales Team received credit as Commissionable Revenue is returned (or the Company credited the customer’s account as though the product was returned), the corresponding amount of Commissionable Revenue related to the returned or credited product shall be subtracted from the Commissionable Revenue otherwise credited to the Sales Team.  The amount of Commissionable Revenue will be subtracted in the quarter the product return or product credit is processed.  Further, if one or more assigned accounts are greater than 90 days past the due date established by the applicable payment terms, the corresponding amount of Commissionable Revenue previously credited to the Sales Team shall be subtracted and the next quarterly Commission payment shall be adjusted accordingly.  Such Commissionable Revenue will be added back in the quarter in which the payment is received from the customer and will be included in the next succeeding Commission payment.  No Commission will be payable for any amounts written down or written off in accordance with GAAP.

(2) Commission Calculation - The Company’s Finance Department will calculate the year-to-date Commissionable Revenue from invoices issued to the Sales Team’s customers and determine the percentage of Individual Quota attained.  The “Commission Payout Factor” is determined by locating the percentage of Individual Quota attained year-to-date in the table below and identifying the corresponding Commission Payout Factor.  If the Individual Quota attained falls between the listed percentages in the Commission Table, the Finance Department will extrapolate to identify the Commission Payout Factor (e.g., 77% Individual Quota attainment would be a 61.67% Commission Payout Factor).  The Commission earned is calculated as follows:

COMMISSION PAYOUT FACTOR x TARGET COMMISSION (on Attachment A)

x BASE SALARY.

The amount of Commission payable to Participant will be calculated after the Company’s books are closed for the first fiscal quarter and after each calendar month thereafter. Commissions paid in prior periods of the fiscal year are deducted from the Commission payable for the year-to-date.

There is a “cap” or upper limit at 200% of Individual Quota attainment so that achieving greater Commissionable Revenue beyond 200% of Individual Quota, which equates to a 250% Commission Payout Factor, will not result in additional Commission.  In addition, regardless of actual results, if the percentage of EBITDA Goal attained (as hereinafter defined) is less than 100%, then the percentage of Individual Quota attained will also be deemed to be capped at 100%.

PCTEL, Inc.

2019 Sales Compensation Plan

EXHIBIT 10.12

Commission Table:

% Individual Quota Attained	Commission Payout Factor
0%	0%
10%	6%
20%	12%
30%	18%
40%	24%
50%	30%
60%	36%
70%	42%
75%	60%
80%	64%
90%	81%
100%	100%
110%	121%
120%	144%
130%	169%
140%	196%
150%	205%
160%	214%
170%	223%
180%	232%
190%	241%
≥ 200%	250%

(b)  Adjusted EBITDA Calculation – The Company’s Finance Department will calculate the year-to-date Adjusted EBITDA in accordance with its established non-GAAP procedures.  The Company has assigned an Adjusted EBITDA goal equal to the Company’s total target Adjusted EBITDA, as approved by the Board of Directors in the Company’s 2019 financial plan (“EBITDA Goal”).  The “EBITDA Payout Factor” is determined by locating the percentage of the EBITDA Goal attained in the table below and identifying the corresponding EBITDA Payout Factor.  If the percentage of EBITDA Goal attained falls between the listed percentages in the Adjusted EBITDA Table, the Finance Department will extrapolate to identify the EBITDA Payout Factor (e.g., 77% attainment would be a 61.67% EBITDA Payout Factor).  The Adjusted EBITDA component of Variable Compensation is calculated as follows:

EBITDA PAYOUT FACTOR x TARGET ADJUSTED EBITDA (on Attachment A)

x BASE SALARY.

The amount payable to Participant as a result of attaining the EBITDA Goal will be calculated after the Company’s books are closed for each fiscal quarter. There is a “cap” or upper limit of 250% as the EBITDA Payout Factor.  In addition, regardless of actual results, if the percentage of Individual Quota attained is less than 100%, then the percentage of EBITDA Goal attained will also be deemed to be capped at 100%.

PCTEL, Inc.

2019 Sales Compensation Plan

EXHIBIT 10.12

Adjusted EBITDA Table:

% EBITDA Goal Attained	EBITDA Payout Factor
0%	0%
10%	6%
20%	12%
30%	18%
40%	24%
50%	30%
60%	36%
70%	42%
75%	60%
80%	64%
90%	81%
100%	100%
110%	121%
120%	144%
130%	169%
140%	196%
150%	205%
160%	214%
170%	223%
180%	232%
190%	241%
≥ 200%	250%

VI.	Payment Timing

All payments of Variable Compensation to Participant will be paid forty-five (45) days after the close of the applicable period.

PCTEL, Inc.

2019 Sales Compensation Plan

EXHIBIT 10.12

ATTACHMENT A

PCTEL, INC.

QUOTA ASSIGNMENT STATEMENT

Name:  Arnt Arvik

Sales Accounts:  All accounts of the Sales Team

Individual Quota assigned: as stated in Section IV(a)

Target Commission is:  47% of your Base Salary

Target Adjusted EBITDA is: 20% of your Base Salary

Total Target Variable Compensation is:  67% of Base Salary

I acknowledge, as of this 15th day of March, 2019, that I have read, understand and agree to the terms and conditions of this specifically prepared PCTEL, INC. Sales Compensation Plan for FY 2019.

/s/ Arnt Arvik

Employee/Participant

/s/ David Neumann

Chief Executive Officer

/s/ Les Sgnilek

Vice President-Corporate Resources & Chief Risk Officer

/s/ Kevin McGowan

Chief Financial Officer

PCTEL, Inc.

2019 Sales Compensation Plan